UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 12, 2005

                         BRAZAURO RESOURCES CORPORATION
             (Exact name of Registrant as specified in its charter)

                                BRITISH COLUMBIA
                    (State of incorporation or organization)

                                     0-21968
                            (Commission File Number)

                                   76-0195574
                        (IRS Employer Identification No.)

                         1500 - 701 WEST GEORGIA STREET
                          VANCOUVER, BC, CANADA V7Y 1C6
                                  (604) 689-1832
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]   Written  communications  pursuant  to Rule 425 under the Securities
             Act  (17  CFR  230.425)
      [  ]   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
             (17  CFR  240.14a-12)
      [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
             Exchange  Act  (17  CFR  240.14d-2(b))
      [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
             Exchange  Act  (17  CFR  240.13e-4(c))

 ITEM  3.02     UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     On August 12, 2005 Brazauro Resources Corporation ("the Company") completed a private placement of 5,000,000 Units at $1.90 per Unit for gross proceeds of $9,500,000. Each Unit consists of one share of Common Stock of the Company and one half of one share purchase warrant. Each whole warrant will entitle the holder to purchase one additional share of Common Stock of the Company at a purchase price of $3.80. The share purchase warrants expire one year after the date of issuance. If the Common Stock of the Company trades at $4.80 or higher on each trading day during a thirty (30) day period, the termination date of the warrants will accelerate and holders will have a period of 30 days thereafter to exercise their warrants.

     The offering was conducted outside of the United States by Ocean's Equity Ltd. of London, a member of the London Stock Exchange, and sales were made to certain accredited investors. Ocean's Equity Ltd. of London will receive aggregate commissions of $475,000. The shares of Common Stock and the warrants comprising the Units are subject to a holding period and may not be sold or transferred in British Columbia until December 12, 2005, except as permitted by the Securities Act (British Columbia) and by the TSX Venture Exchange.

All  amounts  are  in  Canadian  dollars.

                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Brazauro  Resources  Corporation

Date:  August  18,  2005                      By:       /s/Mark  E.  Jones,  III
                                                        ------------------------
                                                          Name:  Mark  E.  Jones
                                                             Title:     Chairman